EXHIBIT 23.3





                       CONSENT OF INDEPENDENT ACCOUNTANTS


             We consent to the use of this Joint Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 filed by State Financial Services Corporation of our report dated February 16, 1998, on our audit of the consolidated balance sheet of Richmond Bancorp, Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended.


   /s/ McGLADREY & PULLEN, LLP
   Schaumburg, Illinois
   September 21, 1998